Exhibit 99

VF Corporation Reports In-Line Fourth Quarter Revenue and Earnings, Declares Dividend of $0.30 Per Share, and Issues Fiscal 2024 Outlook

DENVER--(BUSINESS WIRE)--May 23, 2023--VF Corporation (NYSE: VFC) today announced financial results for its fourth quarter (Q4'FY23) and fiscal year ended April 1, 2023 (FY23) in line with guidance.

Q4'FY23 Financial Highlights

  Revenue $2.7 billion, down 3% (flat in constant dollars)
  Earnings (loss) per share (EPS) $(0.55) vs. Q4'FY22 $0.21; Adjusted EPS $0.17 vs. Q4'FY22 $0.45

FY23 Financial Highlights

  Revenue $11.6 billion, down 2% (up 3% in constant dollars)
  EPS $0.31 vs. FY22 $3.10; Adjusted EPS $2.10 vs. FY22 $3.18

Benno Dorer, Interim President and CEO, said:

“We delivered quarterly results in line with our guidance, led by ongoing strength in The North Face® and our International business, with accelerating momentum in Greater China. As a result, we were able to close the fiscal year with 10 out of 12 brands flat or growing revenue, and five up double digits, despite the challenging consumer environment. At the same time, we significantly improved our supply chain performance while the work to turn around Vans® is progressing according to plan, as we navigate the known near-term challenges. Looking ahead to FY24, I am confident that we have the right plan to deliver improved operating performance and financial results, while we thoughtfully invest to deliver strong and consistent shareholder returns over the long term.”

Q4’FY23 Operating Highlights

  Continued broad-based strength in The North Face®, up 12% (up 16% in constant dollars)
  Vans® down 14% (down 12% in constant dollars), illustrating the beginning of growth in APAC in constant dollars while the Americas remained negative
  International business up 2% (up 8% in constant dollars)
    EMEA region delivered its eighth consecutive quarter of growth in constant dollars
    Greater China up 3% (up 10% in constant dollars) led further sequential improvement in the APAC region
  Americas region down 7%, primarily driven by reductions in the US Wholesale business
  Supply chain performance improving behind better execution, with increased on-time performance and a reduction in inventory of $299 million during Q4'FY23, as anticipated
  The Company recorded a non-cash impairment charge of $313 million related to the Supreme® brand
  Recognized as one of the World's Most Ethical Companies by Ethisphere for 2023, the seventh consecutive year for VF

FY24 Financial Outlook

  Total VF revenue flat to up slightly in constant dollars, including Q1'FY24 revenue down high-single digits in constant dollars reflecting a challenging US Wholesale environment
  Gross margin up at least 100 basis points, benefiting from a lower promotional environment across the marketplace
  Operating margin expansion, driven by the higher gross margins supporting modest increases in SG&A
  EPS of $2.05 to $2.25, including more than $(0.30) from the adverse effect of higher interest, unfavorable foreign currency, assumed normalized incentive compensation and a higher tax rate
  Free cash flow of about $900 million

Matt Puckett, CFO, said: “FY24 will be a year of progress as initiatives underway begin to drive results. We will be laser-focused on execution amidst an increasingly difficult near-term environment, particularly in US wholesale. We expect to improve our operating performance and financial results, highlighted by increasing gross margins, EBITDA growth, and strong cash generation, all of which supports our plan to de-lever. I remain confident VF is well positioned to return to sustainable and profitable growth beginning in FY24.”

Summary Revenue Information (Unaudited)
	Three Months Ended March				Twelve Months Ended March
(Dollars in millions)	2023	2022	% Change	% Change (constant currency)	2023	2022	% Change	% Change (constant currency)
Brand:
Vans®	$857.0	$991.2	(14)%	(12)%	$3,682.9	$4,161.9	(12)%	(8)%
The North Face®	859.5	769.5	12%	16%	3,612.7	3,259.7	11%	17%
Timberland®	395.6	434.9	(9)%	(6)%	1,784.7	1,823.1	(2)%	4%
Dickies®	191.5	197.0	(3)%	0%	725.2	837.7	(13)%	(11)%
Other Brands	436.0	432.1	1%	5%	1,807.0	1,759.4	3%	9%
VF Revenue	$2,739.6	$2,824.7	(3)%	0%	$11,612.5	$11,841.8	(2)%	3%

Region:
Americas	$1,449.6	$1,563.6	(7)%	(7)%	$6,682.7	$6,805.3	(2)%	(1)%
EMEA	901.3	883.4	2%	8%	3,411.7	3,399.3	0%	12%
APAC	388.7	377.7	3%	10%	1,518.1	1,637.2	(7)%	1%
VF Revenue	$2,739.6	$2,824.7	(3)%	0%	$11,612.5	$11,841.8	(2)%	3%
International	1,436.4	1,406.0	2%	8%	5,569.1	5,663.5	(2)%	8%

Channel:
DTC	$1,148.8	$1,156.8	(1)%	3%	$5,231.4	$5,404.1	(3)%	1%
Wholesale (a)	1,590.8	1,667.9	(5)%	(2)%	6,381.1	6,437.8	(1)%	4%
VF Revenue	$2,739.6	$2,824.7	(3)%	0%	$11,612.5	$11,841.8	(2)%	3%

All references to periods ended March 2023 relate to the 13-week and 52-week fiscal periods ended April 1, 2023 and all references to periods ended March 2022 relate to the 13-week and 52-week fiscal periods ended April 2, 2022.

Note: Amounts may not sum due to rounding
(a) Royalty revenues are included in the wholesale channel for all periods.

All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading below “Discontinued Operations - Occupational Workwear Business.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading below “Adjusted Amounts - Excluding Transaction and Deal Related Activities, Costs Related to Specified Strategic Business Decisions, Noncash Impairment Charges, Pension Settlement Charge and a Tax Item.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.

Fourth Quarter Fiscal 2023 Income Statement Review

  Revenue decreased 3% (flat in constant dollars) to $2.7 billion driven by a decline in the Americas region primarily due to a challenging wholesale environment, partially offset by increases in the EMEA and APAC regions.
    The North Face® revenue $0.9 billion, up 12% (up 16% in constant dollars)
    Vans® revenue $0.9 billion, down 14% (down 12% in constant dollars)
  Gross margin decreased 230 basis points to 49.6%, primarily driven by elevated promotional activity and increased product costs, partially offset by pricing actions. On an adjusted basis, gross margin decreased 260 basis points to 49.6%.
  Operating income (loss) on a reported basis was $(161) million. On an adjusted basis, operating income decreased 32% (down 25% in constant dollars) to $152 million. Operating margin on a reported basis was (5.9)%. Adjusted operating margin decreased 230 basis points to 5.6%.
  Earnings (loss) per share was $(0.55) on a reported basis. On an adjusted basis, earnings per share decreased 62% (down 55% in constant dollars) to $0.17.

Full Year Fiscal 2023 Income Statement Review

  Revenue decreased 2% (up 3% in constant dollars) to $11.6 billion, driven by performance at The North Face® and strength in EMEA, partially offset by declines in Vans® and Dickies®.
  Gross margin decreased 200 basis points to 52.5%, primarily driven by elevated promotional activity and increased product costs, partially offset by pricing actions and lower freight. On an adjusted basis, gross margin decreased 220 basis points to 52.6%.
  Operating income on a reported basis was $328 million. On an adjusted basis, operating income decreased 27% (down 20% in constant dollars) to $1.1 billion. Operating margin on a reported basis was 2.8%. Adjusted operating margin decreased 330 basis points to 9.8%.
  Earnings per share was $0.31 on a reported basis. On an adjusted basis, earnings per share decreased 34% (down 26% in constant dollars) to $2.10.

Balance Sheet and Cash Flow Highlights

Inventories were up 62% compared with the same period last year, with on-hand inventories up 46% excluding in-transit inventory which increased approximately $254 million, primarily driven by core and excess replenishment inventory. VF returned approximately $117 million of cash to shareholders through dividends during the quarter and $703 million of cash to shareholders through dividends during the fiscal year.

Dividend Declared

VF’s Board of Directors declared a quarterly dividend of $0.30 per share, payable on June 20, 2023, to shareholders of record on June 12, 2023. Subject to approval by its Board of Directors, VF intends to continue to pay quarterly dividends.

Webcast Information

VF will host its fourth quarter fiscal 2023 conference call beginning at 4:30 p.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.

Presentation

A presentation on fourth quarter fiscal 2023 results will be available at ir.vfc.com today before the conference call and will be archived at the same location.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Constant Currency - Excluding the Impact of Foreign Currency

This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to “constant dollar” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

Discontinued Operations - Occupational Workwear Business

On June 28, 2021, VF completed the sale of its Occupational Workwear business. The Occupational Workwear business was comprised primarily of the following brands and businesses: Red Kap®, VF Solutions®, Bulwark®, Workrite®, Walls®, Terra®, Kodiak®, Work Authority® and Horace Small®. The business also included a license for certain Dickies® occupational workwear products that were historically sold through the business-to-business channel. Accordingly, the company has reported the operating results and cash flows of the business in discontinued operations for all periods through the date of sale.

Adjusted Amounts - Excluding Transaction and Deal Related Activities, Costs Related to Specified Strategic Business Decisions, Noncash Impairment Charges, Pension Settlement Charge and a Tax Item

The adjusted amounts in this release exclude transaction and deal related activities associated with the acquisition of the Supreme® brand. Total transaction and deal related activities include integration costs of approximately $0.3 million in fiscal 2023.

The adjusted amounts in this release exclude costs related to VF's business model transformation primarily driven by Corporate actions and resulting restructuring costs, and a transformation initiative for our Asia-Pacific regional operations. Total costs were approximately $72 million in fiscal 2023.

The adjusted amounts in this release exclude noncash impairment charges related to the Supreme® reporting unit goodwill and indefinite-lived trademark intangible asset of approximately $313 million in the fourth quarter of fiscal 2023 and $735 million in fiscal 2023. The impairment charges in the second quarter of fiscal 2023 were driven by non-operating factors including higher interest rates and foreign currency fluctuations. The impairment charges in the fourth quarter of fiscal 2023 related to lower financial projections and increased risk of achieving management's forecasts.

The adjusted amounts in this release exclude a noncash pension settlement charge. The pension settlement charge resulted from the purchase of a group annuity contract, which was an action taken to streamline administration, manage financial risk associated with pension plans, and to transfer a portion of the liability associated with VF's U.S. pension plan to an insurance company. Total expense was approximately $92 million in fiscal 2023.

The adjusted amounts in this release exclude a discrete tax benefit of approximately $95 million in fiscal 2023 related to a favorable adjustment to VF's transition tax liability pursuant to the Tax Cuts and Jobs Act based on examinations by the IRS.

Combined, the above items negatively impacted earnings per share by $0.72 during the fourth quarter of fiscal 2023 and $1.79 during fiscal 2023. All adjusted amounts referenced herein exclude the effects of these amounts.

Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company also provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF’s ability to maintain the image, health and equity of its brands; intense competition from online retailers and other direct-to-consumer business risks; third-party manufacturing and product innovation; increasing pressure on margins; VF’s ability to implement its business strategy; VF’s ability to grow its international, direct-to-consumer and digital businesses; VF’s ability to find and amplify consumer tailwinds, build brands on multiple growth horizons and leverage platforms for speed to scale and efficiency; retail industry changes and challenges; VF’s ability to create and maintain an agile and efficient operating model and organizational structure; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF’s facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data or information security breaches and data or financial loss; VF’s ability to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment such as the impairment charges related to the Supreme® reporting unit goodwill and indefinite-lived trademark intangible asset; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; business resiliency in response to natural or man-made economic, public health, political or environmental disruptions; changes in tax laws and additional tax liabilities, including for the timing of income inclusion associated with our acquisition of the Timberland® brand in 2011; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflict in Ukraine; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; and tax risks associated with the spin-off of our Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

VF CORPORATION Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)
	Three Months Ended March		Twelve Months Ended March
	2023	2022	2023	2022
Net revenues	$2,739,613	$2,824,664	$11,612,475	$11,841,840
Costs and operating expenses
Cost of goods sold	1,381,589	1,358,792	5,515,796	5,386,393
Selling, general and administrative expenses	1,205,820	1,273,480	5,033,977	4,823,243
Impairment of goodwill and intangible assets	313,087	—	735,009	—
Total costs and operating expenses	2,900,496	2,632,272	11,284,782	10,209,636
Operating income (loss)	(160,883)	192,392	327,693	1,632,204
Interest expense, net	(49,237)	(30,930)	(164,632)	(131,463)
Loss on debt extinguishment	—	—	—	(3,645)
Other income (expense), net	(5,879)	9,659	(119,774)	26,154
Income (loss) from continuing operations before income taxes	(215,999)	171,121	43,287	1,523,250
Income tax expense (benefit)	(1,107)	90,678	(75,297)	306,981
Income (loss) from continuing operations	(214,892)	80,443	118,584	1,216,269
Income from discontinued operations, net of tax	—	399	—	170,672
Net income (loss)	$(214,892)	$80,842	$118,584	$1,386,941
Earnings (loss) per common share - basic (a)
Continuing operations	$(0.55)	$0.21	$0.31	$3.12
Discontinued operations	—	—	—	0.44
Total earnings (loss) per common share - basic	$(0.55)	$0.21	$0.31	$3.55
Earnings (loss) per common share - diluted (a)
Continuing operations	$(0.55)	$0.21	$0.31	$3.10
Discontinued operations	—	—	—	0.43
Total earnings (loss) per common share - diluted	$(0.55)	$0.21	$0.31	$3.53
Weighted average shares outstanding
Basic	388,062	387,604	387,763	390,291
Diluted	388,062	389,002	388,370	392,411
Cash dividends per common share	$0.30	$0.50	$1.81	$1.98

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to periods ended March 2023 relate to the 13-week and 52-week fiscal periods ended April 1, 2023 and all references to periods ended March 2022 relate to the 13-week and 52-week fiscal periods ended April 2, 2022.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION Condensed Consolidated Balance Sheets (Unaudited) (In thousands)
	March	March
	2023	2022
ASSETS
Current assets
Cash and equivalents	$814,887	$1,275,943
Accounts receivable, net	1,610,295	1,467,842
Inventories	2,292,790	1,418,673
Other current assets	434,737	425,622
Total current assets	5,152,709	4,588,080
Property, plant and equipment, net	942,440	1,041,777
Goodwill and intangible assets, net	4,621,234	5,394,158
Operating lease right-of-use assets	1,372,182	1,247,056
Other assets	1,901,923	1,071,137
Total assets	$13,990,488	$13,342,208
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$11,491	$335,462
Current portion of long-term debt	924,305	501,051
Accounts payable	936,319	562,992
Accrued liabilities	1,673,651	1,915,892
Total current liabilities	3,545,766	3,315,397
Long-term debt	5,711,014	4,584,261
Operating lease liabilities	1,171,941	1,023,759
Other liabilities	651,054	888,436
Total liabilities	11,079,775	9,811,853
Stockholders' equity	2,910,713	3,530,355
Total liabilities and stockholders' equity	$13,990,488	$13,342,208

VF CORPORATION Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)
	Twelve Months Ended March
	2023	2022
Operating activities
Net income	$118,584	$1,386,941
Income from discontinued operations, net of tax	—	170,672
Income from continuing operations, net of tax	118,584	1,216,269
Impairment of goodwill and intangible assets	735,009	—
Depreciation and amortization	262,324	266,935
Reduction in the carrying amount of right-of-use assets	383,199	410,132
Other adjustments	(2,154,911)	(1,035,138)
Cash provided (used) by operating activities - continuing operations	(655,795)	858,198
Cash provided by operating activities - discontinued operations	—	6,090
Cash provided (used) by operating activities	(655,795)	864,288
Investing activities
Business acquisitions, net of cash received	—	3,760
Proceeds from sale of businesses, net of cash sold	—	616,928
Proceeds from sale of assets	99,499	32,542
Proceeds from sale and maturities of short-term investments	—	598,806
Capital expenditures	(165,925)	(245,449)
Software purchases	(95,326)	(82,871)
Other, net	(26,301)	(19,456)
Cash provided (used) by investing activities - continuing operations	(188,053)	904,260
Cash used by investing activities - discontinued operations	—	(525)
Cash provided (used) by investing activities	(188,053)	903,735
Financing activities
Contingent consideration payment	(56,976)	—
Net increase (decrease) from short-term borrowings and long-term debt	1,226,522	(182,292)
Share repurchases	—	(350,004)
Cash dividends paid	(702,846)	(773,205)
Proceeds from issuance of Common Stock, net of payments for tax withholdings	(2,794)	36,654
Cash provided (used) by financing activities	463,906	(1,268,847)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	(80,822)	(73,299)
Net change in cash, cash equivalents and restricted cash	(460,764)	425,877
Cash, cash equivalents and restricted cash – beginning of year	1,277,082	851,205
Cash, cash equivalents and restricted cash – end of period	$816,318	$1,277,082

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)
	Three Months Ended March		% Change	% Change Constant Currency (a)
	2023	2022
Segment revenues
Outdoor	$1,320,529	$1,274,766	4%	7%
Active	1,131,885	1,275,520	(11)%	(9)%
Work	287,199	274,150	5%	7%
Other (b)	—	228	*	*
Total segment revenues	$2,739,613	$2,824,664	(3)%	0%
Segment profit (loss)
Outdoor	$114,816	$132,762
Active	113,520	170,038
Work	28,168	42,843
Other (b)	(20)	110
Total segment profit	256,484	345,753
Impairment of goodwill and intangible assets	(313,087)	—
Corporate and other expenses	(110,159)	(143,702)
Interest expense, net	(49,237)	(30,930)
Income (loss) from continuing operations before income taxes	$(215,999)	$171,121

(a) Refer to constant currency definition on the following pages.
(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.
* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information (Unaudited) (In thousands)
	Twelve Months Ended March		% Change	% Change Constant Currency (a)
	2023	2022
Segment revenues
Outdoor	$5,647,526	$5,327,568	6%	12%
Active	4,904,622	5,380,338	(9)%	(5)%
Work	1,060,179	1,133,149	(6)%	(4)%
Other (b)	148	785	*	*
Total segment revenues	$11,612,475	$11,841,840	(2)%	3%
Segment profit (loss)
Outdoor	$785,431	$795,523
Active	654,691	979,746
Work	121,157	193,492
Other (b)	(536)	(586)
Total segment profit	1,560,743	1,968,175
Impairment of goodwill and intangible assets	(735,009)	—
Corporate and other expenses	(617,815)	(309,817)
Interest expense, net	(164,632)	(131,463)
Loss on debt extinguishment	—	(3,645)
Income from continuing operations before income taxes	$43,287	$1,523,250

(a) Refer to constant currency definition on the following pages.
(b) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.
* Calculation not meaningful

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)
	Three Months Ended March 2023
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,320,529	$47,670	$1,368,199
Active	1,131,885	29,317	1,161,202
Work	287,199	5,974	293,173
Other (a)	—	—	—
Total segment revenues	$2,739,613	$82,961	$2,822,574
Segment profit (loss)
Outdoor	$114,816	$8,911	$123,727
Active	113,520	5,891	119,411
Work	28,168	444	28,612
Other (a)	(20)	(14)	(34)
Total segment profit	256,484	15,232	271,716
Impairment of goodwill and intangible assets	(313,087)	—	(313,087)
Corporate and other expenses	(110,159)	(626)	(110,785)
Interest expense, net	(49,237)	—	(49,237)
Income (loss) from continuing operations before income taxes	$(215,999)	$14,606	$(201,393)
Diluted earnings per share growth	(368)%	16%	(352)%

(a) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.
Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION Supplemental Financial Information Reportable Segment Information – Constant Currency Basis (Unaudited) (In thousands)
	Twelve Months Ended March 2023
	As Reported under GAAP	Adjust for Foreign Currency Exchange	Constant Currency
Segment revenues
Outdoor	$5,647,526	$309,225	$5,956,751
Active	4,904,622	224,495	5,129,117
Work	1,060,179	27,205	1,087,384
Other (a)	148	—	148
Total segment revenues	$11,612,475	$560,925	$12,173,400
Segment profit (loss)
Outdoor	$785,431	$60,555	$845,986
Active	654,691	50,419	705,110
Work	121,157	2,856	124,013
Other (a)	(536)	(112)	(648)
Total segment profit	1,560,743	113,718	1,674,461
Impairment of goodwill and intangible assets	(735,009)	—	(735,009)
Corporate and other expenses	(617,815)	(4,415)	(622,230)
Interest expense, net	(164,632)	—	(164,632)
Income from continuing operations before income taxes	$43,287	$109,303	$152,590
Diluted earnings per share growth	(90)%	8%	(82)%

(a) Other is included for purposes of reconciliation of revenues and profit, but it is not considered a reportable segment. Other primarily includes sourcing activities related to transition services.
Constant Currency Financial Information

VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.

To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2023

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended March 2023	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Impairments and Pension Settlement Charge (c)	Tax Item (d)	Adjusted
Revenues	$2,739,613	$—	$—	$—	$—	$2,739,613

Gross profit	1,358,024	—	—	—	—	1,358,024
Percent	49.6%					49.6%

Operating income (loss)	(160,883)	—	—	313,087	—	152,204
Percent	(5.9)%					5.6%

Diluted earnings (loss) per share from continuing operations (e)	(0.55)	—	—	0.72	—	0.17

Twelve Months Ended March 2023	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Impairments and Pension Settlement Charge (c)	Tax Item (d)	Adjusted
Revenues	$11,612,475	$—	$—	$—	$—	$11,612,475

Gross profit	6,096,679	—	9,946	—	—	6,106,625
Percent	52.5%					52.6%

Operating income	327,693	331	72,031	735,009	—	1,135,064
Percent	2.8%					9.8%

Diluted earnings per share from continuing operations (e)	0.31	—	0.15	1.89	(0.24)	2.10

(a) Transaction and deal related activities include activities associated with the acquisition of Supreme Holdings, Inc. and include integration costs of $0.3 million for the twelve months ended March 2023. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the twelve months ended March 2023.

(b) Specified strategic business decisions include costs related to VF's business model transformation of $59.5 million during the twelve months ended March 2023, related primarily to Corporate actions and resulting restructuring costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $12.5 million in the twelve months ended March 2023. The specified strategic business decisions resulted in a net tax benefit of $15.0 million in the twelve months ended March 2023.

(c) VF recognized noncash impairment charges related to the Supreme reporting unit goodwill and indefinite-lived trademark intangible asset of $313.1 million and $735.0 million during the three and twelve months ended March 2023, respectively. The second quarter impairment charges were driven by non-operating factors including higher interest rates and foreign currency fluctuations. The fourth quarter impairment charges were related to lower financial projections and increased risk of achieving management's forecasts.

A noncash pension settlement charge of $91.8 million was recorded in the Other income (expense), net line item during the twelve months ended March 2023. The pension settlement charge resulted from the purchase of a group annuity contract, which was an action taken to streamline administration, manage financial risk associated with pension plans, and to transfer a portion of the liability associated with VF's U.S. pension plan to an insurance company.

The impairment and pension settlement charges resulted in a net tax benefit of $32.0 million and $92.2 million in the three and twelve months ended March 2023, respectively.

(d) Tax item includes a $94.9 million discrete tax benefit recognized during the twelve months ended March 2023 related to the Internal Revenue Service examinations for tax year 2017 and short-tax year 2018 resulting in a favorable adjustment to VF's transition tax liability under the Tax Cuts and Jobs Act.

(e) Amounts shown in the table have been calculated using unrounded numbers. The GAAP diluted earnings per share was calculated using 388,062,000 and 388,370,000 weighted average common shares for the three and twelve months ended March 2023, respectively. The adjusted diluted earnings per share was calculated using 388,409,000 and 388,370,000 weighted average common shares for the three and twelve months ended March 2023, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities, activity related to specified strategic business decisions, impairments, a pension settlement charge and a tax item. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION

Supplemental Financial Information

Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Twelve Months Ended March 2022

(Unaudited)

(In thousands, except per share amounts)

Three Months Ended March 2022	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Tax Items (c)	Adjusted
Revenues	$2,824,664	$—	$—	$—	$2,824,664

Gross profit	1,465,872	—	7,376	—	1,473,248
Percent	51.9%				52.2%

Operating income	192,392	8,613	22,736	—	223,741
Percent	6.8%				7.9%

Diluted earnings per share from continuing operations (d)	0.21	0.01	0.06	0.17	0.45

Twelve Months Ended March 2022	As Reported under GAAP	Transaction and Deal Related Activities (a)	Specified Strategic Business Decisions (b)	Tax Items (c)	Adjusted
Revenues	$11,841,840	$—	$—	$—	$11,841,840

Gross profit	6,455,447	—	29,320	—	6,484,767
Percent	54.5%				54.8%

Operating income	1,632,204	(143,267)	60,407	—	1,549,344
Percent	13.8%				13.1%

Diluted earnings per share from continuing operations (d)	3.10	(0.36)	0.13	0.30	3.18

(a) Transaction and deal related activities include activities associated with the acquisition of Supreme Holdings, Inc. for the three and twelve months ended March 2022. Transaction and deal related activities include an increase in the estimated fair value of the contingent consideration liability of $8.0 million and a decrease of $150.0 million for the three and twelve months ended March 2022, respectively, and integration costs of $0.6 million and $6.7 million for the three and twelve months ended March 2022, respectively. The transaction and deal related activities resulted in a net tax benefit of $2.9 million and net tax expense of $2.2 million in the three and twelve months ended March 2022, respectively, primarily related to the impact of the changes in the estimated fair value of the contingent consideration liability on the income tax calculations.

(b) Specified strategic business decisions include costs related to VF's business model transformation of $8.2 million and $10.4 million in the three and twelve months ended March 2022, respectively, related primarily to restructuring and other costs. Specified strategic business decisions also include costs related to a transformation initiative for our Asia-Pacific regional operations of $5.8 million and $41.3 million in the three and twelve months ended March 2022, respectively. Also included in the adjustments are specific charges related to certain assets impacted by the conflict in Ukraine of $8.7 million in the three and twelve months ended March 2022. The specified strategic business decisions also include non-operating income of $1.5 million during the twelve months ended March 2022, associated with VF's transformation initiatives. The specified strategic business decisions resulted in a net tax benefit of $1.3 million and $6.5 million in the three and twelve months ended March 2022, respectively.

(c) Tax items include $67.3 million and $119.2 million net tax expense associated with certain discrete tax adjustments recognized during the three and twelve months ended March 2022, respectively. This is comprised of $67.3 million tax expense during the three and twelve months ended March 2022 related to changes to deferred tax benefits previously recognized under Swiss Tax Reform, and $87.1 million tax expense for unrecognized tax benefits resulting from updated estimates related to intellectual property transfers completed in a prior period and $35.2 million tax benefit related to the reorganization of certain foreign operations recognized during the twelve months ended March 2022.

(d) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 389,002,000 and 392,411,000 weighted average common shares for the three and twelve months ended March 2022, respectively.

Non-GAAP Financial Information

The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities, activity related to specified strategic business decisions and certain tax items. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.

Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION Supplemental Financial Information Top 4 Brand Revenue Information (Unaudited)
	Three Months Ended March 2023				Twelve Months Ended March 2023
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
Vans®
% change	(18)%	(7)%	(4)%	(14)%	(10)%	(9)%	(23)%	(12)%
% change constant currency*	(18)%	(2)%	2%	(12)%	(10)%	2%	(18)%	(8)%
The North Face®
% change	3%	17%	26%	12%	11%	6%	23%	11%
% change constant currency*	4%	24%	35%	16%	12%	19%	31%	17%
Timberland®
% change	(7)%	(6)%	(23)%	(9)%	(1)%	1%	(13)%	(2)%
% change constant currency*	(6)%	(1)%	(18)%	(6)%	(1)%	13%	(5)%	4%
Dickies®
% change	(5)%	25%	(22)%	(3)%	(15)%	20%	(28)%	(13)%
% change constant currency*	(4)%	33%	(16)%	0%	(15)%	34%	(20)%	(11)%
*Refer to constant currency definition on previous pages.

VF CORPORATION Supplemental Financial Information Geographic and Channel Revenue Information (Unaudited)
	Three Months Ended March 2023
	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	(7)%	(7)%
EMEA	2%	8%
APAC	3%	10%
Greater China	3%	10%
International	2%	8%
Global	(3)%	0%

	Twelve Months Ended March 2023
	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	(2)%	(1)%
EMEA	0%	12%
APAC	(7)%	1%
Greater China	(14)%	(7)%
International	(2)%	8%
Global	(2)%	3%

	Three Months Ended March 2023
	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	(5)%	(2)%
Direct-to-consumer	(1)%	3%
Digital	(4)%	0%

	Twelve Months Ended March 2023
	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	(1)%	4%
Direct-to-consumer	(3)%	1%
Digital	(6)%	(1)%

	As of March
	2023	2022
DTC Store Count
Total	1,265	1,322

*Refer to constant currency definition on previous pages.
(a) Royalty revenues are included in the wholesale channel for all periods.

Contacts

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com